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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form 8-K/A

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 19, 2007


                           SHORE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


            Virginia                000-23847                 54-1873994
(State or other jurisdiction of    (Commission             (I.R.S. Employer
incorporation or organization)     File Number)            Identification No.)


                               25020 Shore Parkway
                              Onley, Virginia 23418
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (757) 787-1335

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirements of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act




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Item 7.    Financial Statements and Exhibits.

  (c) Exhibits.
               99.1 Revised Press Release issued by Shore Financial Corporation, dated April 19, 2007.


Item 9.    Results of Operations and Financial Condition.

         On April 19, 2007, Shore Financial Corporation issued a press release revising its earnings release dated April 17, 2007 which announced its results of operations for the quarter ended March 31, 2007. A copy of the company's revised press release in its entirety is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

         The information in the preceding paragraph, as well as Exhibit 99.1 referenced therein, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           SHORE FINANCIAL CORPORATION


                                          By:      /s/  Steven M. Belote
                                          -------------------------------------
                                                   Steven M. Belote
                                                   Senior Vice President and
                                                   Chief Financial Officer


April 20, 2007

FOR IMMEDIATE RELEASE
Onley, Virginia
Thursday, April 19. 2007

                 Shore Financial Corporation Announces Earnings

         Shore Financial Corporation (Nasdaq: SHBK) announced today that quarterly earnings were $637,100, or $0.25 per diluted share, for the three months ended March 31, 2007, compared to earnings of $695,000, or $0.28 per diluted share, for the same period of 2006. The bank's mortgage banking division posted significant gains in fee income during the quarter with an increase from $29,600 during the 2006 quarter to $67,500 during the 2007 comparable quarter. The company's investment subsidiary also realized another strong quarter with commission revenue of $92,000 during the period ended March 2007, compared to $78,400 in 2006.

         Net interest margin pressure impacted the company's earnings, declining from 3.70% during the first quarter of 2006 to 3.46% during the March 2007 quarter. This 24 basis point decline resulted in $146,000 less net interest income based on average earning assets outstanding during the March 2007 quarter. Net interest income was $2.07 million during the quarter, compared to $2.14 million during the March 2006 quarter. Management continued its efforts to maximize yields on earning assets and minimize funding costs which resulted in gradual margin improvement throughout the March 2007 quarter.

         The company's noninterest income increased to $829,300 during the March 2007 three month period, compared to $771,500 during the 2006 period. Noninterest income benefited from the growth in investment and mortgage brokerage commissions and $46,600 in gains on the sale of investment securities during the quarter.

         The company was able to minimize noninterest expense growth during the March quarter with a moderate increase of 4.4% over the March 2006 quarter. Noninterest expense was $1.97 million during the March 2007 quarter, compared to $1.89 million during the 2006 three month period. Compensation and benefits expense accounted for the majority of this increase, including increased commissions paid as a result of the growth in the investment and mortgage brokerage business lines and normal annual salary and benefit adjustments. Overall, the company realized declines in other noninterest expense categories during the quarter when compared to the 2006 period.


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         The company's assets were $266.0 million at March 31, 2007, including
$212.9 million in gross loans outstanding at period end. Asset quality remained strong during the quarter. The bank's non current loan to total loan ratio was 1.09% at March 31, 2007, while the bank's allowance for loan losses to period end loans ratio was 1.34%. Management considers these levels manageable and commensurate with the risk existing in the bank's loan portfolio.

         Shore Financial Corporation is the only publicly traded company with headquarters on the Eastern Shore of Virginia. Its stock is traded on the NASDAQ Global Stock Market under the symbol SHBK. Its banking subsidiary, Shore Bank, serves the Eastern Shore of Maryland and Virginia through seven full-service banking facilities, twenty-three ATMs and twenty-four hour telephone and online banking services. Through banking subsidiaries and affiliated companies, the bank provides title insurance, trust services, and non deposit investment products. For more information on stock, products and services, visit www.shorebank.com.

         This press release may contain "forward-looking statements," within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the company's most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Shore Financial Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

For further information, contact:

Lynn M. Badger
Shore Financial Corporation
P.O. Box 920 Onley, Virginia 23418
(757) 787-1335
lbadger@shorebank.com





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

                                       Shore Financial Corporation
                                            Earnings Release


Financial Highlights:

                                                               Three Months Ended March 31,
                                                  --------------------------------------------------------
                                                            2007                          2006
                                                  --------------------------    --------------------------

OPERATIONS:

Net Interest Income                                              $2,067,900                    $2,142,400

Noninterest Income                                                 $829,300                      $771,500

Loan Loss Provision                                                    $600                       $16,000

Noninterest Expense                                              $1,973,300                    $1,890,700

Income Tax Expense                                                 $286,200                      $312,200

Net Income                                                         $637,100                      $695,000


RATIOS AND OTHER:

Total Shares Outstanding                                         $2,499,487                    $2,491,640

Weighted Avg Shares-Basic                                        $2,498,100                    $2,490,200

Weighted Avg Shares-Diluted                                      $2,526,700                    $2,520,200

Basic Earnings Per Share                                              $0.26                         $0.28

Diluted Earnings Per Share                                            $0.25                         $0.28

Total Assets                                                    265,991,400                   254,832,300

Gross Loans                                                     212,907,000                   203,064,900

Deposits                                                        207,311,700                   193,568,700

Total Equity                                                     26,547,600                    24,197,700

Average Assets                                                  258,816,200                   249,565,700

Average Equity                                                   26,512,900                    24,125,100

Net Interest Margin                                                   3.46%                         3.70%

Return on Average Assets                                              0.98%                         1.11%

Return on Average Equity                                              9.61%                        11.52%

Efficiency Ratio                                                     66.48%                        63.95%

